Exhibit 99.1

January 30, 2015

JPMorgan Chase Bank, N.A.,
as Administrative Agent under the Credit
Agreement referred to below
Loan and Agency Services Group
500 Stanton Christiana Road, Ops 2
Newark, DE 19713-2107
Attention: Tesfaye Anteneh, Demetrius Liston

Maturity Date Extension Request

Reference is made to the Five-Year Credit Agreement dated as of March 27, 2012, as amended as of September 24, 2012 (as heretofore amended, extended or otherwise modified, the “Credit Agreement”), among Aetna Inc. (the “Company”), the lenders party thereto (the “Lenders”), the syndication and documentation agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.08(d) of the Credit Agreement, the Company hereby requests that the Lenders agree to extend the Maturity Date from March 27, 2019 to March 27, 2020 and extend the Commitments for an additional period of one year. This notice is being provided to the Administrative Agent in accordance with Section 2.08(d) of the Credit Agreement, and the Company understands that the Administrative Agent will notify each of the Lenders of this notice.

AETNA INC.,

By: /s/ David Buda
Name: David Buda
Title: Vice President, Finance
and Treasurer

Copies to:

JPMorgan Chase Bank, N.A.
383 Madison Avenue, 24th Floor
New York, New York 10179
Attention: Vanessa Chiu

JP Morgan Chase Bank, N.A.
10420 Highland Manor Drive
4th Floor
Tampa, FL 33610
Attention: James Alonzo